                                                                    EXHIBIT 10.5
                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT dated March 15, 1996 is entered into between General Wireless, Inc., a Delaware corporation (the "Company"), and Hyundai Electronics America, a California corporation (the "Purchaser").

     A. The Company desires to secure equity financing for the purchase of licenses ("Entrepreneur's Licenses") to be issued pursuant to the auction (the "Auction") currently being conducted by the Federal Communications Commission (the "FCC") for the C frequency block of PCS broadband spectrum and for its business plan, all as described in its Confidential Private Placement Memorandum dated November 1995 (together with any exhibits, amendments or supplements thereto, the "PPM"), and, in furtherance of its business plan, to enter into a supply and training relationship with the Purchaser.

     B. The Company desires to issue to the Purchaser shares of its Class C Common Stock, par value $0.0001 per share ("Class C Common Stock") and warrants ("Warrants"), the terms of which are as described in the PPM, and to enter into an equipment purchase agreement (the "Equipment Purchase Agreement") relating to infrastructure equipment and handsets and an employee training agreement (the "Employee Training Agreement").

     C. The Purchaser is willing to purchase such securities and enter into such agreements, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, and in reliance on the representations and warranties herein provided, the parties intending to be legally bound agree as follows:

     1.  PURCHASE AND SALE.

     (a) PURCHASE OF SECURITIES. Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company, up to 300,000 units, each consisting of 1 share of Class C Common Stock and a Warrant for 0.05 share of Class C Common Stock, for a purchase price per unit of $100.00 (the "Authorized Securities"). Purchaser shall pay the purchase price for Authorized Securities in cash or other consideration mutually agreed upon by the parties. Notwithstanding anything stated herein, in no event will the amount of Authorized Securities purchased and sold under this Agreement exceed the Maximum Equity Ownership in effect from time to time. "Maximum Equity Ownership" means the maximum number of shares of Class C Common Stock that the Purchaser could own, assuming the Company held Entrepreneur's Licenses, without causing the Company to violate any rules and regulations (giving effect to any waivers thereof) of the Federal Communications Commission ("FCC") or any provisions of the Communications Act of 1934, as amended, or otherwise causing the Company to place in trust, divest or cede control of any of the Company's Entrepreneur's Licenses (collectively, the "FCC Compliance Rules").

     (b) CLOSINGS. At each closing held from time to time under this Agreement (a "Closing"), an amount of Authorized Securities equal to the Maximum Equity Ownership as of the date of the Closing will be purchased and sold. The first Closing shall be held promptly after the Company receives notice that it is a high bidder on Entrepreneur's Licenses and no later than 3 business days prior to the due date of the second 5% down payment to the U.S. Treasury for Entrepreneur's Licenses awarded or to be awarded to the Company. When and if the Maximum Equity Ownership increases or is expected to increase and until the total number of Authorized Securities is purchased and sold hereunder, unless the parties mutually agree to defer such Closing, the Company will provide the Purchaser with notice of the Maximum Equity Ownership number and shall include the basis on which the Company has made such determination, which basis shall be substantiated to the reasonable satisfaction of the Holder. Within 10 business days after the delivery of such notice a Closing shall be held for the number of Authorized Securities corresponding to the

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increase.

     (c) INSTRUMENTS DELIVERED PRIOR TO OR AT CLOSINGS. Simultaneously with entering into this Agreement, the Purchaser and the Company are entering into the Equipment Purchase Agreement and the Employee Training Agreement, substantially in the forms attached hereto as Exhibits A and B, respectively.
In addition, at the first Closing, the Purchaser and the Company will enter into a registration rights agreement (the "Registration Rights Agreement"), an amendment to the Company's existing Stockholders Agreement and an amendment to the Company's existing Subscription Agreement substantially in the forms attached hereto as Exhibits C, D and E, respectively (together with the Equipment Purchase Agreement and the Employee Training Agreement, the "Purchaser Documents"). At each Closing, the Company shall deliver to the Purchaser a certificate representing the Class C Common Stock which the Purchaser is purchasing at such Closing and a warrant agreement in the form of Exhibit F for the number of Warrants the Purchaser is purchasing at such Closing, against delivery to the Company by the Purchaser of a check or wire transfer for the aggregate purchase price thereof payable to the Company's order.

     (d) STOCK SPLIT, ETC. The descriptions of the shares of Class C Common Stock referred to herein are effective as of the date of this Agreement and do not give effect to any stock split which may be made to any outstanding shares in the future. All references to shares herein will be appropriately adjusted in the event a stock split, reverse stock split, stock dividend or other similar change becomes effective, on or prior to the Closing in question.

     2.  CONDITIONS TO OBLIGATIONS.

     (a) CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase and pay for the Authorized Securities contemplated by
Section 1 at each Closing shall be subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Purchaser.

     (i)  PURCHASER DOCUMENTS.  Each of the Purchaser Documents described in
Section 1(c) shall have been executed by all parties thereto other than the Purchaser and shall be in full force and effect.

     (ii) REPRESENTATIONS AND WARRANTIES. At the first Closing, the representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects on and as of the date of such Closing with the same effect as though made on and as of the date of the Closing. Thereafter, the representations and warranties of the Company set forth in the second and fourth sentences of Sections 3(b), Sections 3(d)-(g) and Sections 3(j)-(k) of this Agreement shall be true and correct in all material respects on and as of the date of each Closing with the same effect as though made on and as of the date of the Closing.

     (iii) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and in the Purchaser Documents that are required to be performed or complied with by it on or before the Closing.

     (iv) APPOINTMENT OF DIRECTOR. The Company shall have performed all necessary action and acquired any necessary approval in order for Purchaser to appoint one person to the Company's Board of Directors.

     (v) QUALIFICATIONS. All authorizations, approvals, or permits of and notices and filings with, if any, of any governmental authority or regulatory body of the United States, the Republic of Korea, or any state within the United States that are required in connection with the lawful issuance and sale of the Authorized Securities, and all Class C Common Stock and other stock issuable upon the exercise thereof, shall have been duly obtained and shall be effective on and as of the Closing, and any waiting period required in connection therewith shall have expired.

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

     (vi) LEGAL OPINION. The Purchaser shall have received from Brobeck, Phleger & Harrison, counsel for the Company, an opinion, dated the date of the Closing, in substantially the form attached hereto as Exhibit G, and in substance satisfactory to the Purchaser.

     (vii) FCC OPINION. The Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom, special FCC counsel for the Company, an opinion, dated the date of the first Closing, in substantially the form attached hereto as Exhibit H, and in substance satisfactory to the Purchaser. For any subsequent Closing, the Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom, special FCC counsel for the Company, an opinion, dated the date of such Closing, in substance satisfactory to the Purchaser and stating that no changes in FCC Compliance Rules have occurred since the previous Closing which materially affect the transactions contemplated hereby.

     (viii) LICENSES. Consistent with the Company's long-standing business plan described in its PPM, the Company shall be the winning bidder for either
(y) any Entrepreneur's Licenses which collectively cover not less than 10,000,000 POPs within the top 50 BTA's or (z) any 2 Entrepreneur's Licenses within the top 10 BTA's, with BTA's and POPs determined in each case as stated in the terms of the Auction, and the issuance thereof in the normal course shall be reasonably assured or be completed.

     (ix) COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchaser at the Closing a certificate dated the date of the Closing certifying that the conditions specified in Sections 2(a)(ii), (a)(iii),
(a)(iv), (a)(v) (with the exception of those authorizations, approvals or permits dependent upon foreign government action) and (a)(viii) have been fulfilled.

     (x) PROCEEDINGS SATISFACTORY. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all document incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     (b) CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to the Purchaser under this Agreement are subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Company.

     (i)  PURCHASER DOCUMENTS.  Each of the Purchaser Documents described in
Section 1(c) shall have been executed by all parties thereto other than the Company and shall be in full force and effect.

     (ii) PAYMENT OF PURCHASE PRICE. The Purchaser shall have delivered payment of the purchase price of the Authorized Securities purchased and sold at the Closing.

     (iii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in Section 4 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though made on and as of the date of the Closing.

     (iv) PERFORMANCE. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Purchaser Documents that are required to be performed or complied with by it on or before such Closing.

     (v) GOVERNMENT APPROVALS, FILINGS, ETC. The Company shall have received all approvals and other action by governmental agencies required to be obtained by it under applicable law, and all waiting period following notices to governmental agencies required to be observed by it under applicable law shall have expired.

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

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Schedule of Exceptions provided to the Purchaser, which exceptions will be deemed to be representations and warranties as if made hereunder:

     (a) ATTACHED REPRESENTATIONS AND WARRANTIES. The Company hereby makes all the representations and warranties attached hereto as Exhibit I. All capitalized terms used in Exhibit I shall have the meanings set forth in the Company's existing Subscription Agreement. As used in Exhibit I, the term "Company" includes both the Company and its direct and indirect subsidiaries ("Subsidiaries").

     (b) CAPITALIZATION AND VOTING RIGHTS. The Company has the authorized and issued equity capitalization as set forth on Schedule 3(b) attached hereto and will have the adjusted equity capitalization described on Schedule 3(b) at the first Closing. The outstanding shares of each class of the Company's capital stock are, and at the Closing the shares of Class B Common Stock or Class C Common Stock to be purchased by the Purchaser will be, validly issued, fully paid and non-assessable and were not issued in violation of or subject to any preemptive or other similar rights. Except for (A) the rights provided in the Purchaser Documents, and (B) the rights granted in warrants and options listed in Schedule 3(b), there are no existing plans or obligations to issue equity securities (or options, rights, warrants or other securities or indebtedness convertible into equity securities). The relative rights, privileges and preferences of the Company's Common Stock will be as stated in the corrected amended and restated certificate of incorporation of the Company filed November 30, 1995 (the "Restated Certificate"), a copy of which the Company has previously furnished to Purchaser, and the PPM.

     (c) CHARTER DOCUMENTS, MINUTE BOOKS. The Company has delivered to the Purchaser complete and accurate copies of its Restated Certificate and Amended and Restated Bylaws ("Restated Bylaws"), each as currently in effect. The copy of the minute books of the Company provided to the Purchaser's special counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

     (d) GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any court, administrative or governmental authority is required on the part of the Company or any Subsidiaries in connection with the Company's valid execution, delivery or performance of this Agreement or the Purchaser Documents or the Company's offer, sale or issuance of the Authorized Securities or the shares of stock issuable upon the exercise thereof except (i) such as have been made or obtained prior to the date of this Agreement and (ii) such filings under federal and state securities laws or the FCC Compliance Rules as may be required to be made following the Closing which will be timely filed within the applicable periods therefor.

     (e) AUTHORIZATION. The Company has all requisite corporate power and authority to (i) enter into this Agreement and all Purchaser Documents and to issue and perform the Warrants, (ii) issue and sell the Authorized Securities as contemplated hereby and (iii) effect the Use of Proceeds as described in the PPM. The Authorized Securities, this Agreement and the Purchaser Documents have been duly and validly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement hereof or thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the availability of equitable remedies which remain subject to the discretion of a court (regardless of whether enforceability is considered in a proceeding of law or in equity) and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party, where such indemnification or contribution is contrary to public policy.

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

     (f) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby will not result in any violation or default in any material respect of any provision of the Restated Certificate or Restated Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or, to the best of the Company's knowledge, of any federal or state judgment, order, writ, decree, statute, law, rule, regulation or ordinance applicable to it or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any Subsidiary, its business or operations, or any of its assets or properties.

     (g) FCC COMPLIANCE. Neither the Company nor any Subsidiary is presently or will, by virtue of the execution and delivery of this Agreement or the Purchaser Documents or the completion of the transactions contemplated hereby and thereby, be in violation or default of any statutory requirement or related administrative agency rule or policy (including, without limitation, the FCC Compliance Rules) governing eligibility (i) to bid for and hold Entrepreneur's Licenses and (ii) for installment payment and bidding credit preferences provided to "small businesses" as defined in Section 24.720(b) of the FCC Compliance Rules. The Company represents that it, together with its affiliates (subject to the exception set forth in 47 C.F.R. 24.709(b)), considered on a cumulative basis and aggregated, has had average annual gross revenues that are not more than $40 million for the preceding three years and has total assets of less than $500 million. The representations and warranties stated in this
Section 3(g) are made in reliance, in material part, on the Purchaser's representations, warranties and covenants contained herein.

     (h) SUBSIDIARIES, ETC. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     (i) REGISTRATION RIGHTS. Except as provided in the Registration Rights Agreement, the Company is not obligated to register under the 1933 Act any of its outstanding securities or any of its securities that may subsequently be issued.

     (j) OFFERING. Subject in part to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Authorized Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     (k) BALANCE SHEET. The Company has delivered to the Purchaser its unaudited consolidated balance sheet at December 31, 1995 (the "Balance Sheet"). The Company's Balance Sheet, together with any notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated, except as disclosed therein, and present fairly the consolidated financial condition of the Company as of the date of such Balance Sheet.

     (l) DELIVERY OF AGREEMENTS. The Company has heretofore delivered to the Purchaser a full and complete set of the material agreements between the Company or any Subsidiary and each of its holders of stock or stock rights and other investors.

     (m) RESERVES. The Company has adopted and followed the plan to use its best efforts to secure in the Auction Entrepreneur's Licenses for the maximum POPs feasible with the funds available to it, including not setting aside reserves for other purposes exceeding its out-of-pocket expenses incurred in connection therewith and 6 months' interest owing under the U.S. government financing available for Entrepreneur's Licenses, except in order to respond to the requirements of financial markets as determined by the Company pursuant to the advice and recommendations of its

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investment bankers of national standing.

     (n) CDMA TECHNOLOGY. The Company will use CDMA technology in its and its Subsidiaries' PCS systems and will recommend CDMA technology for use by all PCS systems managed by it and its Subsidiaries. However, the Company reserves the right to select another technology if it reasonably and in good faith determines, on the basis of objective facts in the PCS industry, that CDMA technology is commercially or technically impracticable in the PCS industry in the U.S.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

     (a) AUTHORIZATION. The Purchaser has full power and authority to enter into this Agreement and the Purchaser Documents and to perform its covenants, agreements and obligations hereunder and thereunder. This Agreement is, and the Purchaser Documents when duly executed and delivered by the Purchaser, will be, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganizations, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of equitable remedies which remain subject to the discretion of a court (regardless of whether enforceability is considered in a proceeding of law or in equity).

     (b) INVESTMENT EXPERIENCE. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and was not organized for the specific purpose of acquiring the Authorized Securities. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

     (c) PURCHASE FOR OWN ACCOUNT. The Purchaser is acquiring the Authorized Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Authorized Securities. The Purchaser understands that the Authorized Securities have not been registered under the 1933 Act by reason of an exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

     (d) RELIANCE UPON PURCHASER'S REPRESENTATIONS. The Purchaser understands that the Authorized Securities are not registered under the 1933 Act pursuant to the exemption contemplated in Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

     (e) RESTRICTED SECURITIES. The Purchaser understands that the Authorized Securities, and any securities issued on exercise of Warrants, may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration under the 1933 Act, such securities must be held indefinitely. In the absence of an effective registration statement, or an available exemption from registration under 1933 Act, covering the sale of such securities, the Purchaser will sell, transfer, or otherwise dispose of such securities only in a manner consistent with its representations and agreements set forth herein

     (f) FOREIGN OWNERSHIP. The Purchaser is wholly-owned and controlled by a corporation incorporated outside of the United States (the "Purchaser's Parent"). The Purchaser's Parent is majority-owned and controlled by persons who are not U.S. citizens.

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     5.  ADDITIONAL AGREEMENTS.

     (a) INCREASE IN AMOUNT OF PURCHASE. (i) Notwithstanding anything to the contrary herein, at any time prior to the first Closing, the Company and the Purchaser may mutually agree for the Purchaser to increase its purchase of Authorized Securities (on the same terms as described herein) by an additional amount of up to 200,000 units in order to provide funding, if necessary, (y) to help the Company's efforts in securing Entrepreneur's Licenses for the maximum POPs feasible before the Closing with the funds available to it or (z) to help the Company respond to the requirements of financial markets pursuant to the advice and recommendations of its investment bankers of national standing after the Auction but prior to the Closing. Any increase in the Purchaser's purchase of Authorized Securities will be the minimum amount the Company reasonably needs to satisfy the conditions stated under this Section 5(a).

     (ii) The sum of all increases in the amount of Authorized Securities purchasable by the Purchaser pursuant to Sections 5(a)(i) shall not exceed an aggregate amount of $20,000,000.

     (b) DECREASE IN AMOUNT OF PURCHASE. The dollar amount of Authorized Securities purchasable by the Purchaser under this Agreement may be reduced by mutual agreement to assist the Company in establishing a sound financial base without unnecessary equity funding; provided that the dollar amount of Authorized Securities purchasable hereunder (subject to the FCC Compliance Rules) shall not be decreased below $5,000,000.

     (c) FOREIGN PURCHASERS. So long as any portion of the Authorized Securities have not been purchased and sold hereunder, the Company will not issue any equity securities to any person or entity which under the FCC Compliance Rules is considered to be a foreign citizen or to have a foreign citizenship greater than 10%.

     (d) KOREAN GOVERNMENT APPROVAL. In the event that the first Closing could not occur due to the Purchaser's failure to obtain the approval of the government of the Republic of Korea as required under Section 2(a)(v), notwithstanding the satisfaction of all other conditions in Section 2(a), then the Purchaser shall reimburse the Company up to $1,000,000 for all expenses and interest incurred by the Company due to the Purchaser's failure to close the transactions contemplated hereunder.

     (e) BIDS AND BIDDING STRATEGY. (i) The parties understand that under the FCC Compliance Rules, the Purchaser will not be considered an "attributable interest holder" or the holder of any stock interest amounting to 5 percent or more in the Company, unless and until one or more Closings have occurred and the requisite number of Authorized Securities have been issued at such Closing(s). The parties also understand that no Closing will occur until after the conclusion of the Auction. Accordingly, the parties do not believe that the limitations of this Section 5(e)(ii) are required by the FCC Compliance Rule, and intend them solely as a cautionary matter in light of the Purchaser's prior communications with U.S. AirWaves, Inc. ("USAW"), a former bidder in the Auction which became ineligible for any further bidding, concerning such former bidder's bids and/or bidding strategy.

     (ii) The Purchaser and the Company mutually represent and warrant to one another that the Purchaser has not communicated with the Company or (in the case of the Company, to the Company's knowledge) any other party (other than its prior communications with USAW) concerning the Company's or such other party's bids or bidding strategy (as such terms are used under the FCC Compliance Rules) in the Auction or other matters proscribed by the FCC's PCS anticollusion rules. The Purchaser and the Company agree that neither will so communicate with the other.

     (iii) If, notwithstanding Section 5(e)(i), the Company so requests, the Purchaser will issue its certificate in the form contemplated by 47 C.F.R. 1.2105(c)(4)(i).

     (f)  STANDSTILL AGREEMENT.  From March 11, 1996 to the last date of the

                                       7
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Auction, the Purchaser agrees that it will not, except through the Company, directly or indirectly, through any partner, affiliate, agent or representative (including, without limitation, investment bankers, attorneys and accountants),
(i) solicit or initiate offers for any investment (debt or equity) in any participant in the Auction or (ii) participate in any discussions or otherwise cooperate in any way with any other person to do or seek the foregoing; provided that this Section 5(f) shall terminate immediately if the Company becomes ineligible to bid in the Auction or if the Purchaser reasonably determines that the Company will not be the winning bidder for Entrepreneur's Licenses as specified in Section 2(a)(viii). Nothing in this Section 5(f) shall restrict the Purchaser with respect to USAW.

     (g) EQUIPMENT PURCHASE AND EMPLOYEE TRAINING. Notwithstanding anything to the contrary in this Agreement, the Equipment Purchase Agreement and the Employee Training Agreement and the obligations and rights of the parties thereunder shall not become effective unless either (i) the first Closing has occurred hereunder or (ii) the Purchaser has delivered a written statement to the Company that it waives all unsatisfied conditions under Section 2(a), other than Section 2(a)(i), whether or not any Authorized Securities are in fact issued on such date.

     6.  MISCELLANEOUS.

     (a) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Purchaser or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (b) AMENDMENTS. WAIVERS AND CONSENTS. Except as otherwise expressly provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, so long as the Company and the Purchaser so agree in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only to the extent expressly set forth therein.

     (c) TERM. This Agreement shall expire 1 year from the date first above written, subject to annual extensions of up to three years at the sole discretion of the Purchaser.

     (d) ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder to be sent to the Purchaser and the Company shall be in writing (including facsimile) and mailed or transmitted or delivered

     If to the Purchaser to:

     Hyundai Electronics America
     510 Cottonwood Drive
     Milpitas, California 95035
     Attn:  Mr. Y. H. Kim, President & CEO
     facsimile:  (408) 232-8101

     with a copy to:

     Hyundai Electronics America
     510 Cottonwood Drive
     Milpitas, California 95035
     Attn:  S. K. Park
     facsimile:  (408) 232-8116

     If to the Company to:

     General Wireless, Inc.
     6688 North Central Expressway, Suite 1170
     Dallas, Texas 75206
     Attn:  Roger D. Linquist, President and CEO
     facsimile:  (214) 373-8584

     with a copy to:

     Brobeck, Phleger & Harrison
     2200 Geng Road
     Palo Alto, CA 94303
     Attn:  Franklin P. Huang
     facsimile:  (415) 496-2920

Either party to this Agreement may change its address by written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or transmitted, respectively, be effective when deposited in the mails or sent, respectively, addressed as aforesaid.

     (e) BINDING EFFECT; ASSIGNMENT. Except as otherwise specifically provided for herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (f) PRIOR AGREEMENTS. This Agreement supersedes all other negotiations or agreements between the parties.

     (g) SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     (h) PUBLIC DISCLOSURE. Neither party shall make any public disclosure concerning the transactions contemplated hereby without prior consultation with the other party; provided, however, that nothing herein shall preclude either party from making such disclosure as is required by applicable laws binding on it as long as the disclosing party has exercised good faith efforts under the circumstances to consult with the other party as provided in this Section 6(g).

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

     (j) HEADINGS, REFERENCES, DATE. Section and subsection headings in this Agreement are included herein for convenience only and shall be ignored in interpreting this Agreement. Unless expressly stated to the contrary, references herein to Sections, Exhibits, Schedules and similar elements refer to the designated element of this Agreement. Words like "herein" and "hereby" refer to this Agreement as a whole, including all exhibits and schedules to this Agreement and the Exceptions Memorandum. The date of this Agreement is for convenience only, and is not necessarily the date on which it was entered into.

     (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     (l) ATTORNEYS FEES. Except as otherwise provided under Section 6(m), if any

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

action at law or in equity is brought for a breach of representation or warranty made herein or necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled to.

     (m) ARBITRATION. Any dispute between the parties relating to this Agreement or the interpretation, enforcement, arbitrability or breach hereof shall be determined exclusively by arbitration before three arbitrators conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Each party will designate one party arbitrator, and the third, neutral arbitrator will be designated by agreement of the two party arbitrators. The place of arbitration shall be determined by mutual agreement within 30 days of either party's demand for arbitration, but if the parties are unable to agree on the place of arbitration within such period, it will be New York City. Each party will bear its own costs and expenses, including without limitation the fees and expenses of its own counsel.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized.

     GENERAL WIRELESS, INC.

     By:

     Name:

     Title:

     HYUNDAI ELECTRONICS AMERICA

     By:

     Name:

     Title:

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